UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

______________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

TERRASCEND CORP.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TerrAscend Corp. Annual Meeting of Shareholders

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 9, 2026

Meeting Date and Time: June 9, 2026 at 1:00 p.m. Eastern Time

Location: Meeting to be held virtually at https://meetings.lumiconnect.com/400-346-948-510, with password “terrascend2026” (case-sensitive)

This is not a form for voting. Please be advised that the Annual Report on Form 10-K and Notice and Proxy Statement (the “Proxy Materials”) for the above-noted annual meeting of the holders of common shares of TerrAscend Corp. (the “Corporation”) are available for viewing and downloading online. This document provides an overview of these materials, which contain important information and are available to you on the internet, and you are reminded to access and review the Corporation’s notice of meeting and management information circular and proxy statement dated April 16, 2026 (the “Circular”) and other Proxy Materials available online prior to voting. These materials are available at:

https://ir.terrascend.com/

OR

www.sedarplus.ca

Obtaining Copies of the Proxy Materials

Shareholders may request to receive paper or email copies of the Proxy Materials related to the above-referenced meeting at no cost. Unless requested, you will not otherwise receive a paper or email copy of the Proxy Materials. Requests for paper copies must be received by May 26, 2026, in order to receive the paper copy in advance of the deadline for the submission of the proxy and the meeting. Shareholders may request to receive a paper or email copy of the Proxy Materials for up to one year from the conclusion of the shareholder meeting to which the Proxy Materials relate.

If you would like to request a copy of the materials for this and/or future shareholder meetings or for more information regarding notice-and-access you may (1) visit https://ir.terrascend.com/, (2) contact our transfer agent, Odyssey Trust Company, via https://odysseytrust.com/ca-en/help/ or by phone at 1-888-290-1175 (toll-free within North America) or 1-587-885-0960 (direct from outside North America) or (3) send an email to IR@TerrAscend.com.

Notice of Meeting

The resolutions to be voted on at the meeting are described in the Circular as follows:

1. Election of Directors:

Shareholders will be asked to elect the five nominees for director named herein for the ensuing year. Information respecting the election of directors may be found in the Circular under “Proposal No. 1: Election of Directors”.

1a. Craig Collard

1b. Kara DioGuardi

1c. Ira Duarte

1d. Edward Schutter

1e. Jason Wild

2. Appointment of Auditor:

Shareholders will be asked to ratify the re-appointment of MNP LLP by the audit committee as the Corporation’s auditor and independent registered public accounting firm for the fiscal year ending December 31, 2026, and to authorize the board of directors of the Corporation to fix their remuneration. Information respecting the re-appointment of the auditor and independent registered public accounting firm may be found in the Circular under “Proposal No. 2: Ratification of Re-Appointment of MNP as Auditor and Independent Registered Public Accounting Firm”.

3. Renewal of Stock Option Plan:

Shareholders will be asked to consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution, the text of which is set forth in the Circular, to approve all unallocated stock options issuable under the Corporation’s stock option plan, as more particularly described in the Circular. Information respecting the approval of all unallocated stock options issuable under the Corporation’s stock option plan may be found in the Circular under “Proposal No. 3: Renewal of Stock Option Plan”.

4. Renewal of Share Unit Plan:

Shareholders will be asked to consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution, the text of which is set forth in the Circular, to approve all unallocated share units issuable under the Corporation’s share unit plan, as more particularly described in the Circular. Information respecting the approval of all unallocated share units issuable under the Corporation’s share unit plan may be found in the Circular under “Proposal No. 4: Renewal of Share Unit Plan”.

Management recommends a vote FOR the election of each of the nominee directors in proposal 1 and FOR proposals 2, 3 and 4.

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Voting

To vote your securities, please refer to the instructions on the Proxy or Voting Instruction Form. Your Proxy or Voting Instruction Form must be received by June 5, 2026, at 1:00 p.m. Eastern Time.

Stratification

The Corporation is providing paper copies of its Circular only to those registered shareholders and beneficial shareholders that have previously requested to receive paper materials.

Annual Financial Statements

The Corporation is providing paper copies or emailing electronic copies of its annual financial statements to registered shareholders and beneficial shareholders that have opted to receive annual financial statements and have indicated a preference for either delivery method.

INSTEAD OF MAILING THE PROXY, YOU MAY SUBMIT YOUR PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME:

To Vote Your Proxy Online please visit: https://vote.odysseytrust.com

You will require the CONTROL NUMBER printed with your address to the right. If you vote by Internet, do not mail a proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.